Exhibit 10.5

LKQ CORPORATION
1998 EQUITY INCENTIVE PLAN
(as amended as of February 17, 2016)
ARTICLE 1
ESTABLISHMENT, OBJECTIVES, AND DURATION
1.1 ESTABLISHMENT OF THE PLAN. LKQ Corporation hereby establishes an incentive compensation plan to be known as the LKQ 1998 Equity Incentive Plan (hereinafter referred to as the “PLAN”) as set forth in this document. The Plan became effective as of February 13, 1998 (the “EFFECTIVE DATE”) and shall remain in effect as provided in Section 1.3 herein.
1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to benefit the Company and its Subsidiaries by enabling the Company to offer to certain present and future executives, key personnel, Non-employee Directors, consultants and other persons providing services to the Company and its Subsidiaries stock-based incentives and other equity interests in the Company, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their relationship with the Company or its Subsidiaries.
1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 15 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan provisions.
ARTICLE 2
DEFINITIONS
Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
“AWARD” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, RSUs, Performance Shares or Performance Units.
“AWARD AGREEMENT” means a writing provided by the Company to each Participant setting forth the terms and provisions applicable to Awards. The Participant’s acceptance of the terms of the Award Agreement shall be evidenced by his or her continued Service without written objection before any exercise or payment of the Award. If the Participant objects in writing, the grant of the Award shall be revoked.
“BENEFICIAL OWNER” or “BENEFICIAL OWNERSHIP” shall have the meaning ascribed to such term in Rule 13d-3 of the Exchange Act.
“BOARD” means the Board of Directors of the Company.
“CAUSE” means, with respect to a Participant’s Separation from Service, the occurrence of any one or more of the following, as determined by the Committee, in the exercise of good faith and reasonable judgment:
(a) In the case where there is no employment, change of control, or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award, or where there is such an agreement but the agreement does not define “cause” (or similar words) or a “cause” termination would not be permitted under such agreement at that time because other conditions were not satisfied, the Separation from Service is due to the willful and continued failure or refusal by the Participant to substantially perform assigned duties (other than any such failure resulting from the Participant’s Disability), the Participant’s dishonesty or theft, the Participant’s violation of any obligations or duties under any employee agreement, or the Participant’s gross negligence or willful misconduct; or
(b) In the case where there is an employment, change of control, or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award that defines “cause” (or similar words) and a “cause” termination would be permitted under such agreement at that time, the Separation from Service is or would be deemed to be for “cause” (or similar words) as defined in such agreement.
No act or failure to act on a Participant’s part shall be considered willful unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.
“CHANGE OF CONTROL” of the Company means:

(a) the Company is merged or consolidated or reorganized into or with another corporation or other legal person (an “ACQUIROR”) and as a result of such merger, consolidation, or reorganization less than 50% of the outstanding voting securities or other capital interests of the surviving, resulting, or acquiring corporation or other legal person are owned in the aggregate by the Stockholders, directly or indirectly, immediately prior to such merger, consolidation, or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by, or under common control with the Acquiror;
(b) The Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 50% of the outstanding voting securities or other capital interests are owned in the aggregate by the Stockholders, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by, or under common control with the Acquiror;
(c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as promulgated pursuant to the Exchange Act, disclosing that any Person has become the Beneficial Owner of 50% or more of the issued and outstanding shares of voting securities of the Company; or
(d) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Stockholders, of each new Director was approved by a vote of at least two-thirds of such Directors then still in office who were Directors at the beginning of any such period.
“CHANGE OF CONTROL PRICE” means the price per Share paid in conjunction with any transaction resulting in a Change of Control. If any part of the offered price is payable other than in cash, the value of the non-cash portion of the Change of Control Price shall be determined by the Committee as constituted immediately prior to the Change of Control.
“CODE” means the Internal Revenue Code of 1986.
“COMMITTEE” means the Committee as specified in Article 3 herein appointed by the Board to administer the Plan with respect to grants of Awards.
“COMMON STOCK” means the common stock of the Company.
“COMPANY” means LKQ Corporation, a Delaware corporation, as well as any successor to such entity as provided in Article 17 herein.
“COVERED EMPLOYEE” means a Participant who is one of the group of covered employees under Section 162(m) of the Code.
“DIRECTOR” means any individual who is a member of the Board.
“DISABILITY” shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan. If no long-term disability plan is in place with respect to a Participant, then with respect to that Participant, Disability means: for the first 24 months of disability, that the Participant is unable to perform his or her job; thereafter, that the Participant is unable to perform any and every duty of any gainful occupation for which the Participant is reasonably suited by training, education, or experience. Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A of the Code and provide for an accelerated payment in connection with any Disability, Disability shall have the same meaning as set forth in Section 409A of the Code applicable to such plans.
“EFFECTIVE DATE” shall have the meaning ascribed to such term in Section 1.1 herein.
“EMPLOYEE” means any employee of the Company or any Subsidiary.
“EXCHANGE ACT” means the Securities Exchange Act of 1934.
“FAIR MARKET VALUE” means (a) if the Common Stock is not listed or traded on a stock exchange or market, the value of the Common Stock determined in good faith by the Committee; or (b) if the Common Stock is listed or traded on a stock exchange or market, (i) for purposes of setting any Option Price, unless otherwise required by any applicable provision of the Code, or unless the Committee otherwise determines, means as of the date of the Award, the average of the closing sales prices of the Common Stock on the applicable stock exchange or market (as reported in THE WALL STREET JOURNAL, Midwest Edition) on each of the five trading dates immediately preceding such date; and (ii) for purposes of the valuation of any Shares delivered in payment of the Option Price upon the exercise of an Option, for purposes of the valuation of any Shares withheld in payment of the Option Price or to pay taxes due on an Award, for purposes of the provisions of Section 5.3 herein (regarding elections by Non-employee Directors to receive compensation in the form of Shares), or for purposes of the exercise of any SAR or conversion of a Performance

Unit, means the average of the high and low sales prices of the Common Stock on the applicable stock exchange or market (as reported in THE WALL STREET JOURNAL, Midwest Edition) on the applicable day (or if the applicable day is not a trading day, on the trading day next preceding the applicable day).
“FREESTANDING SAR” means a stock appreciation right that is granted independently of any Options, as described in Article 7 herein.
“GOOD REASON” means, with respect to a Participant’s Separation from Service, (a) in the case where there is no employment, change of control, or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award, or where there is such an agreement but the agreement does not define “good reason” (or similar words) or a “good reason” termination would not be permitted under such agreement at that time because other conditions were not satisfied, any of the following actions if taken without the Participant’s prior consent: (i) a substantial reduction in the Participant’s aggregate level of compensation and benefits received from the Company or a Subsidiary (except for Company-wide changes that do not disproportionately impact the Participant), (ii) a substantial reduction or diminution in the Participant’s titles, responsibilities, or duties (except for Company-wide reorganizations), (iii) a substantial detrimental change in the Participant’s employment reporting relationship (except in connection with a Company-wide reorganization), or (iv) any relocation of the Participant’s principal place of business of 50 miles or more; provided that, in each case, not more than 30 days following the occurrence of such event the Participant provides written notice to the Company containing (A) the Participant’s belief that Good Reason exists and (B) a description of the circumstances believed to constitute Good Reason; and provided, further, that if the circumstances may reasonably be remedied, the Company shall have 30 days to effect such remedy. If such circumstances are not remedied within that 30-day period, the Participant shall be permitted to terminate the Participant’s service for Good Reason during the 30-day period that ends on the earlier of (x) the end of the Company’s 30-day cure period and (y) the delivery of written notice from the Company that it does not intend to cure such circumstances. In the event that the Participant does not terminate the Participant’s service during such period, the Participant shall be deemed to have accepted such circumstances and shall no longer be permitted to terminate for Good Reason due to such circumstances; or (b) in the case where there is an employment, change of control, or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award that defines “good reason” (or similar words) and a “good reason” termination would be permitted under such agreement at that time, the Separation from Service is or would be deemed to be for “good reason” (or similar words) as defined in such agreement.
“INCENTIVE STOCK OPTION” or “ISO” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code.
“INSIDER” means an individual who is, on the relevant date, an officer, director or more than 10% Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.
“NON-EMPLOYEE DIRECTOR” means a Director who is not an Employee.
“NONQUALIFIED STOCK OPTION” or “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Section 422 of the Code.
“OPTION” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.
“OPTION PRICE” means the price at which a Share may be purchased by a Participant pursuant to an Option.
“PARTICIPANT” means a Person who or which has outstanding an Award.
“PERFORMANCE-BASED EXCEPTION” means the exception for performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code.
“PERFORMANCE-VESTING AWARD” means an Award that vests, in whole or in part, based upon the achievement of performance measures.
“PERFORMANCE PERIOD” means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee.
“PERFORMANCE SHARE” means an Award granted to a Participant, as described in Article 9 herein.
“PERFORMANCE UNIT” means an Award granted to a Participant, as described in Article 9 herein.

“PERIOD OF RESTRICTION” means the period during which the transfer of Shares of Restricted Stock or an Award of RSUs is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares of Restricted Stock or the RSUs are subject to a substantial risk of forfeiture, as provided in Articles 8 and 8A herein.
“PERSON” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a group as defined in Section 13(d) thereof.
“PLAN” shall have the meaning ascribed to such term in Section 1.1 herein.
“RESTRICTED STOCK” means an Award granted to a Participant pursuant to Article 8 herein.
“RETIREMENT” means the date a Participant voluntarily terminates his/her employment with the Company: (a) on or after he/she has attained at least 65 years of age; (b) on or after he/she has attained at least 55 years of age and completed at least 10 years of service with the Company or its Subsidiaries; or (c) under circumstances that the Committee determines, in its sole discretion, that qualify as a Retirement termination from the Company.
“RSU” means an Award of restricted stock units granted to a Participant pursuant to Article 8A herein.
“SEPARATION FROM SERVICE” means a termination of Service by a Service Provider, as determined by the Committee; provided if any Award governed by Section 409A of the Code is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A of the Code.
“SERVICE” means service as a Service Provider to the Company or a Subsidiary. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be a Service Provider to the Company or a Subsidiary.
“SERVICE PROVIDER” means an employee, officer, Non-employee Director, consultant, or other advisor of the Company or a Subsidiary (in each case who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act).
“SHARES” means shares of Common Stock of the Company.
“STOCK APPRECIATION RIGHT” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.
“STOCKHOLDER” means a stockholder of the Company.
“SUBSIDIARY” means any corporation, partnership, joint venture, affiliate, or other entity in which the Company is the direct or indirect beneficial owner of not less than 20% of all issued and outstanding equity interests. Notwithstanding the foregoing, for purposes of granting Options or SARs to Service Providers of a Subsidiary in which the Company is the direct or indirect beneficial owner of less than 50% of all issued and outstanding equity interests, such Service Providers shall not be eligible for an Award of Options or SARs unless the Committee first determines that such Award is “based upon legitimate business criteria” within the meaning of Treas. Reg. §1.409A-1(b)(5)(iii)(E).
“TANDEM SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be forfeited).
ARTICLE 3
ADMINISTRATION
3.1 THE COMMITTEE. The Plan shall be administered by the Committee appointed by the Board. If and to the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.
3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Persons who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.

Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate the authority granted to it herein.
3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive, and binding on all Persons, including the Company, its Stockholders, Employees, Participants, and their estates and beneficiaries.
3.4 BOOK ENTRY. Notwithstanding any other provision of the Plan to the contrary, the Company may elect to satisfy any requirement under the Plan for the delivery of stock certificates through the use of book entry.
ARTICLE 4
SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS
4.1 SHARES AVAILABLE FOR AWARDS. The aggregate number of Shares which may be issued for or used for reference purposes under the Plan or with respect to which Awards may be granted shall not exceed 69,888,834 Shares (subject to adjustment as provided in Section 4.3 herein), which may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company. Upon (a) a payout of a Freestanding SAR, Tandem SAR, or Restricted Stock award in the form of cash; (b) a cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options, or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Award; or (c) payment of an Option Price and/or payment of any taxes arising upon exercise of an Option or payout of any Award with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise or issued upon such payout, then the number of Shares underlying any such Award which were not issued as a result of any of the foregoing actions shall again be available for the purposes of Awards.
4.2 INDIVIDUAL PARTICIPANT LIMITATIONS. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards:
(a) Subject to adjustment as provided in Section 4.3 herein, the maximum number of each type of Award (other than cash-denominated Performance Units) granted to any Participant in any one fiscal year shall not exceed the following: (i) Options and SARs, 600,000 Shares, and (ii) Restricted Stock, RSUs, Performance Shares or Share-denominated Performance Units, 600,000 Shares.
(b) The maximum aggregate cash payout with respect to cash-denominated Performance Units granted in any one fiscal year which may be made to any Participant shall be $3,000,000.
4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for Awards, the number and class of and/or price of Shares subject to outstanding Awards, and the number of Shares set forth in Sections 4.1 and 4.2 herein, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.
ARTICLE 5
ELIGIBILITY AND PARTICIPATION
5.1 ELIGIBILITY. Persons eligible to participate in the Plan include all Service Providers, as determined by the Committee, including Service Providers who reside in countries other than the United States of America. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company or its Subsidiaries operate or have Service Providers, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Service Providers (if any) providing Services outside the United States are eligible to participate in the Plan, (b) modify the terms and conditions of any Awards made to such Service Providers and (c) establish subplans and modified Option exercise and other terms and procedures to the extent such actions may be necessary or advisable.
5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Persons, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

5.3 NON-EMPLOYEE DIRECTOR COMPENSATION. Non-Employee Directors shall have the right to elect to receive the compensation otherwise payable to them in cash in connection with their duties as members of the Board (or any committee thereof) in whole or in part in Shares (rounded up to the nearest whole Share) issued under the Plan. If such Director elects to receive Shares as described in this Section 5.3, the per Share value of the Common Stock shall equal the Fair Market Value on the applicable payment date. Such election must be made prior to the start of the calendar year in which the compensation is to be paid and shall be irrevocable for such calendar year.
ARTICLE 6
STOCK OPTIONS
6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant Nonqualified Stock Options or Incentive Stock Options. The Committee shall have complete discretion in determining the number of Options granted to each Participant (subject to Article 4 herein).
6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement with respect to the Option also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or an NQSO whose grant is intended not to fall under the provisions of Section 422 of the Code.
6.3 OPTION PRICE. The Committee shall designate the Option Price for each grant of an Option which Option Price shall be at least equal to 100% of the Fair Market Value of a Share on the date the Option is granted, and which Option Price may not be subsequently changed by the Committee except pursuant to Section 4.3 herein or to the extent provided in the Award Agreement.
6.4 DURATION OF OPTIONS. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that unless otherwise designated by the Committee at the time of grant, no Option shall be exercisable later than the 10th anniversary date of its grant.
6.5 EXERCISE OF OPTIONS. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.
6.6 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either:
(a) in cash or its equivalent,
(b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or
(c) by a combination of (a) and (b).
The Committee also may allow cashless exercises as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
6.8 SEPARATION FROM SERVICE. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for Separation from Service, including Separation from Service for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Article 14 herein, in the event that a Participant’s Option Award Agreement does not set forth such Separation from Service provisions, the following Separation from Service provisions shall apply:

(a) In the event of a Participant’s Separation from Service for any reason other than death, Disability, or Retirement, all Options held by the Participant shall expire and all rights to purchase Shares thereunder shall terminate immediately; provided, however, that notwithstanding the foregoing, all Options to which the Participant has a vested right immediately prior to such Separation from Service shall be exercisable for the lesser of (i) 30 days following the date of Separation from Service or (ii) the expiration date of the Option, unless the Separation from Service was for Cause.
(b) In the event of a Participant’s Separation from Service due to death or Disability, all Options shall immediately become fully vested on the date of the Separation from Service.
(c) Subject to Article 14 herein, in the event of Participant’s Separation from Service due to death or Disability, all Options in which the Participant has a vested right upon termination shall be exercisable until the expiration date of the Option.
(d) Subject to Article 14 herein, in the event a Participant’s Separation from Service due to Retirement, all Options in which the Participant has a vested right upon Separation from Service shall be exercisable for the lesser of (i) three years following the date of the Separation from Service or (ii) the expiration date of the Option.
6.9 NONTRANSFERABILITY OF OPTIONS.
(a) INCENTIVE STOCK OPTIONS. No ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.
(b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant’s Award Agreement, no NQSO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs shall be exercisable during a Participant’s lifetime only by such Participant.
ARTICLE 7
STOCK APPRECIATION RIGHTS
7.1 GRANT OF SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The Committee shall designate, at the time of grant, the grant price of Freestanding SARs, which grant price shall at least equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option. Grant prices of SARs shall not subsequently be changed by the Committee except pursuant to Section 4.3 herein.
7.2 EXERCISE OF TANDEM SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.
7.3 EXERCISE OF FREESTANDING SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.
7.4 SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.
7.5 TERM OF SARs. The term of an SAR granted shall be determined by the Committee, in its sole discretion; provided, however, that unless otherwise designated by the Committee, such term shall not exceed 10 years.
7.6 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a) The excess of the Fair Market Value of a Share on the date of exercise over the grant price; by

(b) The number of Shares with respect to which the SAR is exercised.
At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
7.7 SEPARATION FROM SERVICE. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following the Participant’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for Separation from Service, including Separation from Service for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Article 14 herein, in the event that a Participant’s SAR Award Agreement does not set forth such Separation from Service provisions, the following Separation from Service provisions shall apply:
(a) In the event of a Participant’s Separation from Service for any reason other than death, Disability, or Retirement, all SARs held by the Participant shall expire and all rights thereunder shall terminate immediately; provided, however, that notwithstanding the foregoing, all SARs to which the Participant has a vested right immediately prior to such Separation from Service shall be exercisable for the lesser of (i) 30 days following the date of the Separation from Service or (ii) the expiration date of the SAR, unless the Separation from Service was for Cause.
(b) In the event of a Participant’s Separation from Service due to death or Disability, all SARs shall immediately become fully vested on the date of the Separation from Service.
(c) Subject to Article 14 herein, in the event of a Separation from Service due to death or Disability, all SARs in which the Participant has a vested right upon Separation from Service shall be exercisable until the expiration date of the SAR.
(d) Subject to Article 14 herein, in the event of a Participant’s Separation from Service due to Retirement, all SARs in which the Participant has a vested right upon Separation from Service shall be exercisable for the lesser of (i) three years following the date of the Separation from Service or (ii) the expiration date of the SAR.
7.8 NONTRANSFERABILITY OF SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.
ARTICLE 8
RESTRICTED STOCK
8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.
8.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.
8.3 TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant shall be available during his or her lifetime only to such Participant.
8.4 OTHER RESTRICTIONS. Subject to Article 10 herein, the Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, Subsidiary-wide, divisional, and/or individual), time-based restrictions on vesting which may or may not be following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws. The Company shall retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5 VOTING RIGHTS. Unless otherwise designated by the Committee at the time of grant, Participants to whom Shares of Restricted Stock have been granted may exercise full voting rights with respect to those Shares during the Period of Restriction.
8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. Unless otherwise designated by the Committee at the time of grant, Participants holding Shares of Restricted Stock shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held during the Period of Restriction. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception. In the event that any dividend constitutes a derivative security or an equity security pursuant to Section 16 of the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.
8.7 SEPARATION FROM SERVICE. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Shares of Restricted Stock following Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for Separation from Service, including Separation from Service for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants; provided, however, that, except in the cases of Separation from Service connected with a Change of Control and Separation from Service by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Covered Employees shall not occur prior to the time they otherwise would have, but for the Separation from Service. Subject to Article 14 herein, in the event that a Participant’s Restricted Stock Award Agreement does not set forth such termination provisions, the following Separation from Service provisions shall apply:
(a) In the event of a Participant’s Separation from Service for any reason other than death or Disability, all Shares of Restricted Stock which are unvested at the date of termination shall be forfeited to the Company.
(b) Unless the Award qualifies for the Performance-Based Exception, in the event of a Participant’s Separation from Service due to death or Disability, all Shares of Restricted Stock of such participant shall immediately become fully vested on the date of termination and the restrictions shall lapse.
ARTICLE 8A
RESTRICTED STOCK UNITS
8A.1 GRANT OF RESTRICTED STOCK UNITS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units (“RSUs”) to Participants in such amounts as the Committee shall determine.
8A.2 RESTRICTED STOCK UNIT AGREEMENT. Each RSU grant shall be evidenced by an Award Agreement that shall specify (a) the Participant to whom the Award is made, (b) the number of RSUs that are subject to the Award, (c) the time that the Award is granted, (d) the duration and applicable conditions for any applicable Period of Restriction, and (e) such other provisions as the Committee shall determine. The number of RSUs granted to any Participant under any Award shall be credited, as of the date of such Award, to an account maintained on behalf of the Participant on the books of the Company. For all purposes of the Plan, the account maintained by the Company for each Participant shall constitute conclusive evidence of the Participant’s Awards, absent manifest error.
8A.3 TERMS AND CONDITIONS OF AWARD. RSUs shall be subject to the following terms and conditions:
(a) No Award and no right under any such Award may be sold, assigned, transferred, pledged, or otherwise encumbered, except by will or by the laws of descent and distribution, until the lapse of any applicable Period of Restriction and satisfaction of any other conditions specified by the Committee;
(b) Subject to the limitations of the Plan and any other terms and conditions applicable to a particular Award, at the end of any applicable Period of Restriction, each such whole unit (except for any RSU canceled to pay withholding taxes) shall automatically and without further action by the Company be converted into one Share (subject to adjustment as provided in Section 4.3 herein) and the Participant shall thereupon become a record holder of each such Share for all purposes. As promptly as practicable thereafter, the Company shall issue to the Participant (or his or her legal representative, beneficiary, or heir) certificates for the Shares issued upon such conversion. No fractional Shares shall be issued pursuant to the Plan or any Award and instead cash will be paid in lieu of any fractional Shares on such basis as is determined by the Committee; and

(c) At no time prior to the conversion of RSUs into Shares shall a Participant be entitled to any rights as a Stockholder in respect of such RSUs or the Shares into which such RSUs may be converted, including the right to receive dividends in respect of, or to vote, any such Shares. Notwithstanding the foregoing, an award of RSUs may include dividend equivalents, with such terms and conditions as may be approved by the Committee and set forth in the Award Agreement. Dividend equivalents credited to a Participant may be paid currently or may be deemed to be reinvested in additional Shares at a price per unit equal to the Fair Market Value of a Share on the date that such dividend was paid to Stockholders, as determined in the sole discretion of the Committee. Notwithstanding the foregoing, in no event will dividend equivalents on any RSUs that vest on the basis of pre-established performance goals be payable before the RSUs have become earned and payable.
8A.4 SEPARATION FROM SERVICE. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested RSUs following Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all RSUs issued pursuant to the Plan, and may reflect distinctions based on the reasons for Separation from Service, including Separation from Service for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants; provided, however, that, except in the cases of Separation from Service connected with a Change of Control and Separation from Service by reason of death or Disability, the vesting of RSUs which qualify for the Performance-Based Exception and which are held by Covered Employees shall not occur prior to the time they otherwise would have, but for the Separation from Service. Subject to Article 14 herein, in the event that a Participant’s Award Agreement does not set forth such Separation from Service provisions, the following termination provisions shall apply:
(a) In the of event a Participant’s Separation from Service for any reason other than death or Disability, all RSUs of such Participant that are unvested at the date of Separation from Service shall be forfeited to the Company.
(b) Unless the Award qualifies for the Performance-Based Exception, in the event of a Participant’s Separation from Service due to death or Disability, all RSUs of such Participant shall immediately become fully vested on the date of Separation from Service and all restrictions shall lapse.
8A.5 DEFERRAL OF VESTING RSUs. The Committee may permit a Participant to defer the compensation that would otherwise be recognized upon vesting of RSUs by filing (or completing online if such form is electronic) an election to defer (in a form specified by the Company) with the Company that specifies the later fixed date on which the RSUs will be paid and distributed to the Participant. A Participant may make multiple subsequent deferral elections under this paragraph for any given vested RSUs but any time requirements set forth herein must be separately satisfied with respect to each subsequent deferral election. All deferral elections must comply, at all times, with Section 409A of the Code.
ARTICLE 9
PERFORMANCE UNITS AND PERFORMANCE SHARES
9.1 GRANT OF PERFORMANCE UNITS/SHARES. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
9.2 VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 9, the Performance Period shall be a minimum of one year.
9.3 EARNING OF PERFORMANCE UNITS/SHARES. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function to the extent to which the corresponding performance goals have been achieved, as established by the Committee.
9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES. (a) Except as provided below, payment of earned Performance Units/Shares shall be made in a single lump sum as soon as reasonably practicable following the close of the applicable Performance Period. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period (or in a combination thereof). Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

(b) At the time of grant or shortly thereafter, the Committee, at its discretion and in accordance with the terms designated by the Committee, may provide for a voluntary and/or mandatory deferral of all or any part of an otherwise earned Performance Unit/Share Award. All deferrals, whether mandatory or elective, must comply, at all times, with Section 409A of the Code.
(c) At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned but not yet distributed to Participants in connection with grants of Performance Units and/or Performance Shares (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.
9.5 SEPARATION FROM SERVICE. Subject to Article 14 herein, in the event of a Participant’s Separation from Service for any reason other than death, Disability, or Retirement, all Performance Units/Shares shall be forfeited by the Participant to the Company. Subject to Article 14 herein, in the event of a Participant’s Separation from Service during a Performance Period due to death, Disability, or Retirement, the Participant shall receive a prorated payout of the Performance Units/Shares, unless the Committee determines otherwise. The prorated payout shall be determined by the Committee, shall be based upon the length of time that the Participant held the Performance Units/Shares during the Performance Period, and shall further be adjusted based on the achievement of the pre-established performance goals. Subject to Article 14 herein, unless the Committee determines otherwise in the event of a Separation from Service due to death, Disability, or Retirement, payment of earned Performance Units/Shares shall be made at the same time as payments are made to Participants who did not have a Separation from Service during the applicable Performance Period.
9.6 NONTRANSFERABILITY. Except as otherwise provided in a Participant’s Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by a Participant or the Participant’s legal representative.
ARTICLE 10
PERFORMANCE MEASURES
10.1 PERFORMANCE MEASURES. Unless and until the Committee proposes for Stockholder vote and Stockholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance goals to be used for purposes of such grants shall be established by the Committee in writing and stated in terms of the attainment of specified levels of, or percentage changes in, any one or more of the following measurements: revenue, primary or fully-diluted earnings per Share, pretax income, cash flow from operations, total cash flow, return on equity, return on capital, return on assets, net operating profits after taxes, economic value added, total stockholder return or return on sales, or any individual performance objective which is measured solely in terms of quantitative targets related to the Company or the Company’s business, or any combination thereof. In addition, such performance goals may be based in whole or in part upon the performance of the Company, a Subsidiary, division, and/or other operational unit, under one or more of such measures.
10.2 COMMITTEE CERTIFICATION AND ADJUSTMENTS. The degree of payout and/or vesting of Awards designed to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Committee as to the extent to which the performance goals and any other material terms and conditions precedent to such payment and/or vesting have been satisfied. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that the performance goals applicable to Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted so as to increase the payment under the Award (the Committee shall retain the discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the pre-established performance goals).
10.3 COMMITTEE DISCRETION. On or before the latest possible date that will not jeopardize the qualification of Awards for the Performance-Based Exception (to the extent applicable), the Committee shall have the discretion to include or exclude unusual, atypical, or non-recurring items in determining the applicable performance goals for a particular Performance Period.
10.4 APPLICABLE LAWS. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining Stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining Stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and, thus, which use performance measures other than those specified above.

ARTICLE 11
BENEFICIARY DESIGNATION
Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
ARTICLE 12
DEFERRALS
The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant upon the exercise of any Option or by virtue of the lapse or waiver of restrictions with respect to RSUs (as provided in Section 8A.5 herein) or with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. All deferral elections must comply, at all times, with Section 409A of the Code.
ARTICLE 13
RIGHTS OF SERVICE PROVIDERS
13.1 RIGHT TO TERMINATE SERVICES. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s Services at any time, nor confer upon any Participant any right to continue in the Service of the Company or any Subsidiary. For purposes of the Plan, temporary absence from Service because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its Subsidiaries, shall not be considered a Separation from Service or to interrupt continuous Service. Conversion of a Participant’s employment relationship to a consulting or other Service arrangement shall not result in termination of previously granted Awards.
13.2 PARTICIPATION. No Service Provider shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.
ARTICLE 14
CHANGE OF CONTROL
14.1 ALTERNATIVE AWARDS. Unless otherwise expressly provided in an Award Agreement, no cancellation, acceleration, or other payment shall occur in connection with a Change of Control pursuant to Section 14.2 herein with respect to any Award as a result of the Change of Control if the Committee determines, prior to the Change of Control, that such Award shall be honored or assumed, or new rights substituted therefor, following the Change of Control (such honored, assumed, or substituted award, an “ALTERNATIVE AWARD”), provided that any Alternative Award must (a) give the Participant who held the Award rights and entitlements substantially equivalent to or better than the rights and terms applicable under the Award immediately prior to the Change of Control and (b) have terms such that if a Participant’s Service is involuntarily (e.g., by the Company or its successor other than for Cause) or constructively (e.g., by the Participant with Good Reason) terminated within two years following a Change of Control at a time when any portion of the Alternative Award is unvested, the unvested portion of such Alternative Award shall immediately vest in full and become non-forfeitable and such Participant shall receive (as determined by the Committee prior to the Change of Control) either (i) a cash payment equal in value to the excess (if any) of the fair market value of the stock subject to the Alternative Award at the date of exercise or settlement over the price (if any) that such Participant would be required to pay to exercise such Alternative Award or (ii) publicly-traded shares or equity interests equal in value (as determined by the Committee) to the value in clause (i). Unless otherwise expressly provided in an Award Agreement, the amount of any Alternative Award issued for a Performance-Vesting Award shall be based on the actual or assumed achievement of the relevant performance goals as of the Change of Control (as determined in the sole discretion of the Committee prior to the Change of Control) and any vesting conditions of any such Alternative Award shall be based solely on continued service.
14.2. ACCELERATED VESTING AND PAYMENT. Except as otherwise provided in this Article 14 or in an Award Agreement or thereafter on terms more favorable to a Participant, upon a Change of Control:
(a) each outstanding vested and unvested Option and SAR shall be canceled in exchange for a payment equal to the excess, if any, of the Change of Control Price over the applicable Option Price or grant price;

(b) the vesting restrictions applicable to all other outstanding unvested Awards (other than Performance-Vesting Awards) shall lapse and all such Awards shall vest in full and become non-forfeitable and shall be canceled in exchange for a payment based on the Change of Control Price;
(c) all outstanding unvested Performance-Vesting Awards shall be deemed to have been earned as of the Change of Control based on the actual or assumed achievement of the relevant performance goals as of the Change of Control (as determined in the sole discretion of the Committee prior to the Change of Control), and such earned Performance-Vesting Awards shall vest and become non-forfeitable and shall be canceled in exchange for a payment based on the Change of Control Price; and
(d) all other Awards that were vested prior to the Change of Control but that have not been settled or converted into Shares prior to the Change of Control shall be canceled in exchange for a payment based on the Change of Control Price.
14.3 PAYMENT TERMS. To the extent any portion of the Change of Control Price is payable other than in cash and/or other than at the time of the Change of Control, Award holders may (to the extent consistent with Section 409A of the Code) receive the same form of payment in the Change of Control in substantially the same proportion and at the same time as the Stockholders (with such proportionality to be determined as relating to Options and SARs by the Committee), or the Committee may cause Award holders to be paid fully in cash or fully in liquid securities at the time of the Change of Control. For avoidance of doubt, upon a Change of Control the Committee may cancel Options and SARs for no consideration if the aggregate Fair Market Value of the Shares subject to the Options and SARs is less than or equal to the Option Price of such Options or the grant price of such SARs.
ARTICLE 15
AMENDMENT, MODIFICATION, AND TERMINATION
15.1 AMENDMENT, MODIFICATION, AND TERMINATION. The Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part, subject to any requirement of Stockholder approval imposed by applicable law, rule, or regulation. The Board may not, without Stockholder approval, (a) materially increase the benefits accruing to Participants, (b) materially increase the number of securities which may be issued upon the Plan, or (c) materially modify the requirements for participation in the Plan.
15.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted, without the written consent of the Participant holding such Award.
15.3 NO REPRICING OF OPTIONS/SARs. Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (a) changing the terms of an Option or SAR to lower its Option Price or SAR grant price; (b) any other action that is treated as a “repricing” under generally accepted accounting principles; and (c) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR grant price is greater than the Fair Market Value of the underlying Shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 4.3 herein. A cancellation and exchange under clause (c) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.
ARTICLE 16
WITHHOLDING
16.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.
16.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or RSUs, or upon any other taxable event arising as a result of Awards, Participants may elect, subject to the approval of the Committee, or the Company may require, that such withholding requirement be satisfied, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction. All such elections shall be made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 17
SUCCESSORS
All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company, or otherwise.
ARTICLE 18
LEGAL CONSTRUCTION
18.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural. In the Plan, unless otherwise stated, the words “include,” “includes,” and “including” (and the like) mean “include, without limitation,” “includes, without limitation,” and “including, without limitation” (and the like), respectively.
18.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if as if the illegal or invalid provision had not been included.
18.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. In the Plan, unless otherwise stated, references to a statute or law refer to the statute or law and any amendments and any successor statutes or laws, and to all valid and binding governmental regulations, court decisions, and other regulatory and judicial authority issued or rendered thereunder, as amended, or their successors, as in effect at the relevant time.
18.4 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
18.5 GOVERNING LAW. To the extent not pre-empted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.
18.6 COMPLIANCE WITH SECTION 409A. The Plan is intended to comply with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated, and administered consistent with this intent. In that regard, and notwithstanding any provision of the Plan to the contrary, the Company reserves the right to amend the Plan or any Award, by action of the Committee, without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code. In addition, any payments under the Plan of an amount that is deferred compensation under Section 409A of the Code in connection with a Participant’s termination of employment shall not be made earlier than six months after the date of termination of employment to the extent required by Section 409A of the Code.
18.7 CLAWBACK. All Awards, amounts, and benefits received or outstanding under the Plan shall be subject to potential clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the terms and conditions of any applicable Company clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time. A Participant’s acceptance of an Award shall be deemed to constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Participant, whether adopted before or after the grant date of the Award, and any provision of applicable law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Participant’s agreement that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.